EXHIBIT (10ac)



                          SUPPLEMENTAL SALARIED PROFIT

                            SHARING RETIREMENT PLAN

                         ZENITH ELECTRONICS CORPORATION

Contents
                                                                     Page

Article 1. Establishment and Purposes                                  1

Article 2. Definitions                                                 1

Article 3. Administration                                              2

Article 4. Eligibility and Participation                               3

Article 5. Profit Sharing Plan Restoration                             3

Article 6. Rights of Participants                                      5

Article 7. Withholding of Taxes                                        6

Article 8. Amendment and Termination                                   6

Article 9. Miscellaneous                                               7



Supplemental Salaried Profit
Sharing Retirement Plan

Article 1. Establishment and Purposes
    1.1 Establishment. Zenith Electronics Corporation, a Delaware corporation (the "Company"), hereby establishes, effective as of January 1, 1994, a supplemental profit sharing plan for key employees as described herein, which shall be known as the "Zenith Electronics Corporation Supplemental Salaried Profit Sharing Retirement Plan" (the "Plan").

    1.2 Purpose. The primary purpose of the Plan is to restore Company contributions under the Profit Sharing Plan, which are limited by operation of certain tax laws. By adopting the Plan, the Company desires to enhance its ability to attract and retain employees of outstanding competence.

Article 2. Definitions
    Whenever used herein, the following terms shall have the respective meanings set forth below:

    (a) "Change in Control" shall be deemed to exist when either of the following events will have occurred:

        (i) A third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of capital stock of the Company having twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company; or

        (ii) As a result of any tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before the transaction shall during any two consecutive years thereafter cease to constitute a majority of the Board of Directors of the Company.

    (b)  "Code" means the Internal Revenue Code of 1986, as amended.

    (c) "Committee" means the Organization and Compensation Committee of the Board, or any other committee appointed by the Company's Board to administer the Plan.

    (d) "Company" means Zenith Electronics Corporation, a Delaware corporation, together with all Subsidiaries of the Company.

    (e) "Compensation" shall have the meaning ascribed to such term in the Profit Sharing Plan, as such term pertains to Company contributions under such Plan.

    (f) "Disability" shall have the meaning ascribed to such term in the Profit Sharing Plan.

    (g) "Effective Date" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

    (h) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    (i) "Participant" means an individual selected by the Committee for participation in the Plan.

    (j) "Profit Sharing Plan" means the Zenith Electronics Salaried Profit Sharing Retirement Plan, and all amendments thereto.

    (k) "Retirement" shall have the meaning ascribed to such term in the Profit Sharing Plan.

    (l) "Subsidiary" means any and all entities, the employees of which are eligible to participate in the Profit Sharing Plan.

    (m)  "Year" means the fiscal year of the Company.

Article 3. Administration
    3.1 Authority of the Committee. The Plan shall be administered by the Committee. Subject to the provisions herein, the Committee shall have full power to select employees for participation in the Plan; to determine the terms and conditions of each employee's participation in the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; to amend (subject to the provisions of Article 8 herein) the terms and conditions of the Plan and any agreement entered into under the Plan; and to make any other determinations which may be necessary or advisable for the administration of the Plan.

    The Committee may delegate any of the following of its authorities granted under the Plan to any officer or employee of the Company:

    (a) The authority to construe and interpret the Plan and any agreement or instrument entered into under the Plan;

    (b) The authority to establish, amend, or waive rules and regulations for the Plan's administration;

    (c) The authority to amend the terms and conditions of the Plan to the extent such amendments are necessary in order to comply with applicable tax law or other form of law.

    3.2 Decisions Binding. All determinations and decisions made by the Committee and/or its designate pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee and/or its designate shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

Article 4. Eligibility and Participation
    Persons eligible to participate in the Plan include key employees of the Company, as selected by the Committee, at its sole discretion. It is the intent of the Company to extend eligibility only to those employees who comprise a select group of management or highly compensated employees.

    In the event a Participant no longer meets the requirements for participation in the Plan, such Participant shall become an inactive Participant, retaining all the rights described under the Plan, except the right to receive further Company contributions under Article 5 herein, until such time that the Participant again becomes an active Participant.

Article 5. Profit Sharing Plan Restoration
    5.1 Company Contributions. For each Year in which an employee is a Participant, the Company will credit to each Participant's account in the Plan an amount equal to (a) minus (b) where:

    (a) Is the amount which would have been credited to the Participant's retirement and optional accounts under the Profit Sharing Plan from employer contributions and forfeitures for such Year had the amounts not been limited by Sections 415 and 401(a)(17) of the Code; and

    (b) Is the amount which actually is credited to the Participant's retirement and optional accounts under the Profit Sharing Plan.

    5.2 Vesting of Company Contributions. Each Participant shall vest in his or her Company contributions described under Section 5.1 herein according to the following schedule:


Number of Years of                        Cumulative
Employment Under                        Percentage of Vested
the Profit Sharing Plan                  Company Contributions

Less than 1 year                                     0%
1 year but less than 2 years                        20%
2 years but less than 3 years                       40%
3 years but less than 4 years                       60%
4 years but less than 5 years                       80%
5 years or over                                    100%

    5.3 Earnings on Company Contributions. Company contributions under this Article 5 will be credited with the same rate(s) of earnings as is/are Company contributions under the Profit Sharing Plan.

    The Company shall not be required to direct that Company contributions with respect to each Participant under this Plan actually be invested in the same funds as Company contributions under the Profit Sharing Plan. Rather, such accruals shall be maintained as bookkeeping accounts, as if the investments corresponding to those made by each Participant under the Profit Sharing Plan were actually made under this Plan, at the same time, and in the same proportionate amounts as elected under the Profit Sharing Plan.

    The administration of such accruals under this Plan shall be the responsibility of the Committee or its designate, and shall be conducted according to such rules, procedures, and determinations as the Committee
(or the Committee's designate), at its sole discretion, deems appropriate. Participants and their beneficiaries shall have no right to direct the actual investment of any funds subject to this Plan.

    5.4  Form and Timing of Benefit Payments. Benefit payments under this
Article 5 shall be payable in the same form, and at the same time, as the corresponding tax-qualified contributions payable to the Participant under the Profit Sharing Plan; provided, however, that the Committee shall have the authority, at its sole discretion, to accelerate the payout of such benefit payments upon: (i) the termination of a Participant's employment; or (ii) upon a Change in Control.

    5.5 Beneficiary. Each Participant shall be entitled to designate one (1) or more beneficiaries of the Participant under this Plan. Such beneficiary may or may not be the same as those named by the Participant under the Profit Sharing Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee or its designate. Each designation shall be effective as of the date received by the Company.

    Participants may change their designations of beneficiary on such form as prescribed by the Committee or its designate. The payment of account balances under the Plan shall be in accordance with the last unrevoked written designation of beneficiary that has been signed by the Participant and delivered by the Participant to the Company prior to the Participant's death.

    In the event that all the beneficiaries named by a Participant pursuant to this Section 5.5 predecease the Participant, the amounts that would have been paid to the Participant or the Participant's beneficiaries under this Plan shall be paid to the Participant's estate.

    In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

    5.6 Contribution Accounts. The Company shall establish and maintain separate individual bookkeeping accounts for Company contributions and earnings accruals corresponding to such Company contributions made on behalf of Participants pursuant to Section 5.1 herein. Such accounts shall be administered according to such rules and procedures as the Committee (or its designate), at is sole discretion, deems appropriate.

Article 6. Rights of Participants
    6.1 Contractual Obligation. The Plan shall create a contractual obligation on the part of the Company to make payments from the Participants' accounts when due. Payment of account balances shall be made out of the general funds of the Company.

    6.2 Unsecured Interest. No Participant or party claiming an interest in Company contributions under a Participant shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

    The Company may establish one or more trusts, with such trustee as the Committee or its designate may approve, for the purpose of providing for the payment of Company contributions. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors. To the extent any Company contributions under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such Company contributions shall remain the obligation of, and shall be paid by, the Company.

    6.3 Employment. Nothing in the Plan shall interfere with nor limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

    6.4 Participation. No employee shall have the right to be selected as a Participant, or, having been so selected for any given Year, to be selected again for any other Year.

Article 7. Withholding of Taxes
    The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy Federal, state, and local withholding tax requirements, or to deduct from all payments made pursuant to the Plan amounts sufficient to satisfy withholding tax requirements.

Article 8. Amendment and Termination
    The Company hereby reserves the right to amend, modify, or terminate the Plan at any time by action of the Committee. Except as described below in this Article 8, no such amendment or termination shall in any material manner adversely affect any Participant's rights to Company contributions or earnings thereon, without the consent of the Participant.

    The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. Accordingly, the Committee may terminate the Plan and commence termination payout for all or certain Participants, or remove certain employees as Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. If payout is commenced pursuant to the operation of this Article 8, the payment of such amounts shall be made in the manner, and at the times selected by the Committee; provided, however, that such payment shall not be extended for a longer period of time than would have been the case had the account balance payouts occurred as scheduled immediately prior to such accelerated payout.

Article 9. Miscellaneous
    9.1 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Corporate Secretary of the Company. Notice to the Corporate Secretary of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

    9.2 Nontransferability. Except as provided in Section 5.5 herein, Participants' rights to Company contributions and earnings thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

    9.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    9.4 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

    9.5 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

    9.6 Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the state of Illinois.

    9.7 Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.